EXHIBIT 99.1
INVESTOR CONFERENCE CALL

JEREMY STEIN:

Good afternoon, I am Jeremy Stein, President and CEO of iGames Entertainment, and I would like to welcome everyone to our investor call. The purpose of this conference call is to address our recent corporate developments. As previously announced, we are preparing for the closing of our merger with Money Centers of America, Inc. In anticipation of this closing, we are beginning to plan our future operations. Our merger with Money Centers will allow us to immediately increase our revenues while continuing to pursue our present licensing efforts for our existing products.

Chris Wolfington, Chairman and CEO of Money Centers, has established a successful cash access business that, when merged with iGames Entertainment, will mark the beginning of a new core business model for the company. Upon the closing of this merger, Chris Wolfington will become Chairman and CEO of iGames Entertainment

Chris is the founder of Money Centers of America and has over 14 years experience in the financial services industry. Prior to entering the gaming industry Chris was a partner in a firm providing investment, insurance, mergers & acquisitions, and planning services to companies nationwide. His gaming industry experience started with CRW Financial, a former Nasdaq company, which over a 6 year period acquired, started and/or divested numerous companies including Central Credit, Inc., Casino Money Centers, Strip Check Cashing, Central Credit Check Cashing, and Telespectrum Worldwide. As Chairman and CEO Chris is responsible for the vision and strategic direction of Money Centers of America, which includes business and product development, acquisitions, and strategic partnerships.

Before I turn this call over to Chris Wolfington, I'd like to remind everyone that the rest of today's call will include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward- looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the company that may cause our actual results, levels of activity, performance or achievements to be materially different from any other future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, risks associated with our future growth and operating results, the uncertainty regarding approval of the Chex Services acquisition by the shareholders of Equitex, the uncertainty of market acceptance of certain of Money Centers of America's products, technological change, competitive

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factors, the availability of financing on favorable terms, changes in laws and regulations affecting the gaming industry in general and the Indian casino industry in particular, and general economic conditions, and those issues identified from time to time in our Securities and Exchange Commission filings and other public documents. Except as otherwise required to be disclosed in periodic reports required to be filed by companies registered under the Securities Exchange Act of 1934, as amended, and by the rules of the Securities and Exchange Commission, we have no duty and undertake no obligations to update such statements after the date hereof.

It is with great pleasure and excitement for our future, that I introduce to you Mr. Chris Wolfington.

CHRIS WOLFINGTON

         Thank you Jeremy. I also want to thank everyone for participating in today's call. The prospects for our business are very exciting and we appreciate your interest. Today I want to discuss some of the major developments and opportunities ahead of us, some of which have been disclosed in previous announcements. Namely:

         I)       Update on pending transactions

         II)      Description of our business model

         III) Outline of Immediate synergies between Chex Services and Money Centers of America

         IV)      Review of product upselling opportunities

         V)       The funding of our operations and business plan

         VI)      Our business plan and growth prospects

UPDATE ON PENDING TRANSACTIONS

The iGames/Money Centers of America merger is scheduled to close January 5, 2004. Subsequent to closing the iGames board plans to appoint me Chairman & CEO of the company while Jeremy will be President of the company's product development unit. Following closing on the Money Centers merger we anticipate that we will obtain shareholder approval for an amendment to iGames Articles of Incorporation to increase the authorized common stock, and that following the Chex acquisition we anticipate that we will have approximately 50,000,000 shares of common stock issued and outstanding.

The Chex Services acquisition from Equitex, which was announced in early November, will close shortly after receiving approval from the Equitex Shareholders. We are working with Equitex on preparing the proxy materials for the Equitex shareholders' meeting, and the meeting will take place after those materials have been filed with and approved by the SEC. Subsequent to closing this transaction Jim Welbourn, the current President of Chex Services, will be named as President of the company's operating unit. Although this acquisition is contingent on approval by the Equitex shareholders, which cannot be guaranteed, we are confident that they will appreciate the fairness of the proposal and will approve the acquisition.

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DESCRIPTION OF BUSINESS MODEL

Our company's business model is specifically focused on specialty transactions in the cash access segment of the payment processing industry. For both Money Centers of America and Chex Services, the gaming industry has produced the most sustainable recurring value proposition for this model. We provide ATM, credit card advance, POS debit, check cashing, credit, and other processing and funds transfer transactions for casinos nationwide. The payment processing industry's traditional business model for companies like First Data, Paymentech, Chase Merchant Services and Electronic Clearing House is dependent on high transaction volume in a highly fragmented and competitive market. Our business is based on acquiring exclusive contracts to provide our services. Currently our average contract has over 2 1/2 years remaining thus fulfilling our reoccurring revenue objective.

We have identified niche segments within the payment processing industry, like gaming, that have significant growth opportunities and have historically returned operating margins in excess of 20%. We feel there is significant sustainable value for us to have a proprietary position in each phase of the transaction process and specifically in the markets where our management has a proven track record.

For example an ATM machine in a convenience store may charge one or two dollars for a transaction. If that machine does 500 transactions a month that is considered strong in the traditional funds transfer market. Most of our machines charge $4 a transaction and we do 4-5,000 transactions per machine per month. Same type of machine, same cost structure just better pricing and higher volume. We have similar pricing and volume advantages in all of our other product lines as well. Furthermore, this margin improves for every stage in the transaction process that we own, which supports our acquisition strategy that I will discuss later. Fortunately, our management experience and the relationships we have developed in the industry have created a barrier of entry that has prevented many well-funded companies from entering the market. This is also why there are no more than 4 to 5 viable competitors in this segment of the market today.

OUTLINE OF IMMEDIATE SYNERGIES

The marriage of Money Centers of America and Chex Services is long overdue. In the past our management teams have worked together on various projects, most notably a very successful joint venture that ended in January of 2003. In many mergers or acquisitions management will speak of strategic synergies they hope to obtain through a transaction. In the case of Money Centers of America and Chex Services there are immediate synergies that result in immediate revenue and profit to the company. Most notably is credit card processing. Chex Services currently processes credit card transactions through a third party resulting in lower revenue and profit for Chex. Money Centers of America owns its own transaction management system. By capturing the revenues and profits otherwise realized by the third party processor, we expect that we will be able to realize over $5 million in new revenue and over $1 million in new profit from existing customers just by using Money Centers of America's transaction management system to process Chex Services' current credit card business at those locations.

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UPSELLING INITIATIVES

Money Centers of America has several products that we believe give us a significant edge in the marketplace. Currently the deployment of these products comes from internal sales, which limits growth to one sale at a time. With the proposed transactions we can immediately begin offering these proprietary products in Chex Services installed customer base resulting in significant revenue and profit growth from their existing book of business.

The best example of this is CreditPlus, a credit service provided by Money Centers of America. Traditional markets, like Las Vegas and Atlantic City, rely on credit issuance to their customers for up to 40% of their revenue. These markets issue credit internally and rely on specialized credit reporting in their risk management decisions. Significant capital investment in technology is required for these transactions to be executed efficiently.

Within the $15 billion dollar Indian Gaming market there are virtually no credit services available. In fact 26 of the 29 states with Indian gaming do not allow the tribes themselves to issue credit. The lack of credit play in Indian casinos is due these regulatory restrictions and the lack of a third party credit issuer that is capable of facilitating the transactions.

Our CreditPlus platform allows Indian casinos to issue credit to players for the first time and positions us to be at the forefront of a $2 Billion market with profit margins in excess of 60%. This market is completely untapped. In fact, to meet the regulatory requirements in most states, the casino has to offer the service through a third party full service money center. The combination of Money Centers of America and Chex Services produces the largest provider of full service money centers in the industry. To equate that to revenue, if we install CreditPlus in Chex's current customer base we estimate, based on our experience with current Money Centers of America customers, that we could generate new same-store revenues of $14 million and new same store-profits of $8 million.

We also have upselling capabilities with our stored value programs for payroll, jackpots, and ticket redemption in the casinos. These products and services have a lower barrier to entry and higher profit margins for companies that operate full service money centers. As I just mentioned earlier we believe that we are the dominant player in this part of the gaming market. There are several other significant product offerings we have ready for launch once our transactions close. There is no doubt that several of our competitors are on this call so you will have to excuse me for not disclosing those projects at this time.

CREDIT FACILITY

To remain competitive, we need to obtain reliable financing to fund our current operations and our future acquisition and product development initiatives. Currently Money Centers of America has a senior credit facility with Mercantile Capital, L.P., in Wynnewood, Pennsylvania. This facility includes $3 million in vault cash that we use for our full service money center operations. Contingent on the Chex Services deal closing and their normal underwriting criteria, Mercantile will commit to refinance Chex's current vault cash of approximately $12 million and to provide additional facilities for anticipated vault cash and acquisition financing. Our relationship with Mercantile has been extremely positive. It helps that they truly understand our business and that they have confidence in our management team and our plans for the future.

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OUR STRATEGY AND GROWTH PROSPECTS

Money Centers of America initial and continuing strategy is to focus on three parallel strategies to maximize growth and return on investment.

         1. Internal Sales: We will continue to aggressively market our current products and services in the casino and retail markets. Collectively, Money Centers of America and Chex Services each has enjoyed internal sales growth in excess of 30% over the last three years. Our goal is to continue that trend.

         2. Technology Development: We want to continue to develop proprietary technology to manage and execute the funds transfer transactions that are a part of our core business while providing us with a discernable difference in the marketplace. This will enable us to maximize market penetration and maintain our profit margin objectives.

         3. Mergers/Acquisitions: We will continue to identify and seek to acquire companies that have a strategic and financial fit to our long-term business plan, that leverage our technology, or provide immediate market dominance.

         Our primary targets are those companies that:

         o Produce high EBITDA margins in a niche segment of the funds transfer industry;

         o Have a sustainable value proposition as independent businesses in addition to the synergies our management team has identified;

         o        Provide similar services to similar markets as we do; and

         o Utilize third parties to facilitate transactions that we are capable of facilitating on our own.

We have already identified various companies that match our acquisition criteria and we have commenced preliminary negotiations.

Our management team is excited about the growth opportunities we have before us and the benefits of becoming part of iGames and working with the current iGames management and product development team. The true value of the transactions with iGames, Chex Services, and Money Centers of America is not just based on what the combined companies look like today but rather what we are positioned to achieve in the future. I am fortunate enough to be able to work with a great group of people who all share the same vision of building a great business. We look forward to serving our customers and providing long-term value to the iGames shareholders. I hope everyone on this call is around to share in our success.

Once again we want to thank you for your time and interest in our company.

Good-Bye.

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